UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: December 21, 2006

(Date of earliest event reported)

Hawk Corporation

(Exact name of registrant as specified in its charter)

Delaware 001-13797 34-1608156

(State or other jurisdiction (Commission (I.R.S. Employer

of incorporation) File Number) Identification Number)

200 Public Square, Suite 1500, Cleveland, Ohio 44114

(Address of principal executive offices including zip code)

(216) 861-3553

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2006, Hawk Corporation ("Hawk") entered into a stock purchase agreement (the "Agreement") with PCG Holdings Group Inc. ("PCG Holdings"), an acquisition entity formed by Saw Mill Capital Partners, L.P., pursuant to which Hawk agreed to sell all of the stock of its wholly-owned precision components subsidiary, Hawk Precision Components Group, Inc. ("HPCG"), to PCG Holdings. The purchase price for HPCG is $90.1 million, which includes $89.4 million in cash and the assumption of $0.7 million in debt, subject to adjustment based on the working capital of HPCG on the closing date of the transaction described in the Agreement.

The Agreement requires that Hawk and PCG Holdings enter into the following agreements for certain periods following the closing: (i) a management transition agreement relating to the daily operations and management of HPCG's facility in Suzhou, China; (ii) an information technology transition agreement relating to the performance of certain information technology services by Hawk to give PCG Holdings sufficient time to complete preparations to independently operate the business of HPCG; and (iii) a transition services agreement relating to the provision of certain consulting and other services by Hawk to PCG Holdings. The Agreement also calls for the execution of a letter agreement between Hawk and PCG Holdings providing for the exclusive purchase of specifically identified parts from PCG Holdings to an affiliate of Hawk for a term of three years and an assignment of certain intellectual property from Hawk to HPCG. In addition, the Agreement requires that Hawk and certain executive officers of Hawk execute a noncompetition, nonsolicitation and confidentiality agreement in favor of PCG Holdings.

The Agreement contains customary representations, warranties, covenants and indemnification provisions. The indemnification obligations of Hawk relating to breaches of most representations and warranties may not exceed $9,010,000, subject to a $901,000 deductible. Hawk's potential liability for all other matters subject to indemnification may not exceed the purchase price, except for indemnification related to environmental matters which may not exceed $22,525,000.

The closing of the sale is contingent of the satisfaction of certain customary closing conditions and is expected to close in the first quarter of 2007.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. Hawk also issued a press release announcing this transaction on December 22, 2006. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Stock Purchase Agreement by and between PCG Holdings Group Inc., as Buyer, and Hawk Corporation, as Selling Shareholder, dated as of December 21, 2006

99.1 Press Release dated December 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2006 HAWK CORPORATION

By: /s/ Thomas A. Gilbride

Thomas A. Gilbride

Vice President -- Finance

and Treasurer

EXHIBIT INDEX

Exhibit Number Description

10.1 Stock Purchase Agreement by and between PCG Holdings Group Inc., as Buyer, and Hawk Corporation, as Selling Shareholder, dated as of December 21, 2006

99.1 Press Release dated December 22, 2006